Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-268633 and 333-236877) and S-8 (Nos. 333-228930, 333-228931 and 333-258507) of The Cigna Group of our report dated February 23, 2023 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
February 23, 2023